Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is entered into as of December 2, 2025 (the “Effective Date”), by and between Helio Corporation, a Florida corporation (the “Company”), and Gregory T. Delory (“Holder”). The Company and Holder may each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Holder is the legal and beneficial owner of certain promissory notes issued by the Company and held by Holder, together with all accrued but unpaid interest thereon (collectively, the “Notes”), as more particularly described on Schedule A attached hereto;

WHEREAS, as of the Effective Date, the aggregate outstanding principal and accrued interest owed under the Notes is set forth on Schedule A (the “Outstanding Balance”);

WHEREAS, the Company and Holder desire to exchange the Outstanding Balance for shares of the Company’s common stock, no par value (the “Common Stock”), pursuant to the terms of this Agreement;

WHEREAS, the number of shares of Common Stock to be issued to Holder shall be determined using the volume-weighted average price of the Common Stock for the twenty (20) consecutive Trading Days immediately preceding the Conversion Date (the “20-Day VWAP”), as set forth on Schedule A once calculated;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the Parties hereby agree as follows:

1.	EXCHANGE OF NOTES

1.1.	Exchange.

Subject to the terms and conditions of this Agreement, Holder hereby irrevocably agrees to exchange, cancel, and surrender the Notes and the Outstanding Balance in full satisfaction thereof, and the Company hereby agrees to issue to Holder the number of shares of Common Stock (the “Exchange Shares”) calculated in accordance with Section 2 below.

1.2.	Cancellation.

Upon issuance of the Exchange Shares, the Notes shall be deemed cancelled, extinguished, forgiven, and of no further force or effect, and the Company shall have no further obligations under the Notes.

2.	CALCULATION OF EXCHANGE SHARES

2.1.	Conversion Price.

The “Conversion Price” shall mean $0.142971, representing the volume-weighted average price of the Common Stock for the twenty (20) consecutive Trading Days immediately preceding the Conversion Date (the “20-Day VWAP”).

For purposes of this Agreement, “VWAP” means, for any Trading Day, the volume-weighted average price of the Common Stock on the principal trading market as reported by Bloomberg, L.P. (or, if Bloomberg is not available, by another reputable reporting service reasonably acceptable to the Company), calculated based on actual executed trade prices and volumes during regular trading hours.

“Trading Day” means any day on which the Common Stock is traded on its principal trading market, including any day with an early close or reduced trading hours.

2.2.	Number of Exchange Shares.

The number of shares of Common Stock to be issued to Holder pursuant to this Agreement (the “Exchange Shares”) shall be equal to the Outstanding Balance divided by the Conversion Price, as set forth on Schedule A.

2.3.	Final Schedule.

Schedule A attached hereto has been completed as of the Effective Date and sets forth, with respect to each Note being exchanged: (a) the outstanding principal amount, (b) accrued but unpaid interest, (c) the total Outstanding Balance, (d) the Conversion Price, and (e) the resulting number of Exchange Shares to be issued to Holder. Schedule A shall be deemed final, complete, and incorporated into this Agreement as of the Effective Date.

3.	ISSUANCE OF SHARES

3.1.	Issuance.

On the Conversion Date, the Company shall issue the Exchange Shares to Holder in book-entry or certificate form.

3.2.	Legal Status of Shares.

The Exchange Shares, when issued in accordance with this Agreement and the Board resolutions approving this Agreement, shall be validly issued, fully paid, and nonassessable under Section 607.0621 of the Florida Business Corporation Act (“FBCA”).

3.3.	No Fractional Shares.

No fractional Exchange Shares shall be issued. Any fractional share shall be rounded up to the nearest whole share.

4.	REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder hereby represents and warrants to the Company that:

(a)	Ownership. Holder is the lawful owner of the Notes, free and clear of all liens and encumbrances.

(b)	Authorization. Holder has full power and authority to enter into this Agreement.

(c)	Investment Intent. Holder is acquiring the Exchange Shares for investment purposes and not with a view to distribution.

(d)	Accredited Investor. Holder is an “accredited investor” under Rule 501(a) of Form 506 of the Securities Act of 1933, as amended.

(e)	No Reliance. Holder is not relying upon statements other than those expressly contained herein.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Holder that:

(a)	Corporate Power. The Company is duly organized under Florida law.

(b)	Authorization. Corporate action authorizing this Agreement and the issuance of the Exchange Shares has been taken.

(c)	Valid Issuance. When issued pursuant to the terms of this Agreement, the Exchange Shares will be validly issued, fully paid, and nonassessable.

(d)	Non-Contravention. Execution of this Agreement does not violate the Company’s organizational documents.

6.	FORM 8-K FILING

The Company shall prepare and file a Form 8-K describing this Agreement and the Exchange Shares.

7.	MISCELLANEOUS

7.1.	Governing Law.

This Agreement shall be governed by Florida law.

7.2.	Submission to Jurisdiction.

Each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of (a) the state courts of the State of Florida located in Broward County, Florida, and the federal courts of the United States sitting in the Southern District of Florida, and (b) the state courts of the State of California located in Alameda County, California, and the federal courts sitting in the Northern District of California, for any action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party irrevocably waives any objection to the laying of venue in such courts, including any claim of inconvenient forum.

7.3.	Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.4.	Entire Agreement.

This Agreement and Schedule A constitute the entire agreement.

7.5.	Amendments.

Any amendments to this Agreement must be approved by the independent director of the Board of Directors of the Company and signed by both parties.

7.6.	Counterparts.

May be executed electronically and in one or two counterparts. The Holder may not sign this Agreement or any amendment hereto on behalf of the Company.

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[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Exchange Agreement as of the Effective Date.

HELIO CORPORATION

By:	/s/ Gregory T. Delory
Name:	Gregory T. Delory
Title:	Chief Executive Officer

HOLDER:

/s/ Gregory T. Delory
Gregory T. Delory, individually

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

Schedule A

Date of Note	Payee	Principal Amount		Interest Rate	Maturity Date	Accrued Interest (as of H2)	Total Outstanding	Conversion Price	Conversion Shares
3/1/2024	Gregory T. Delory	$32,876.53	*	10.6586%	2/1/2026	$5,664.15	$38,540.68
3/1/2024	Gregory T. Delory	$30,000.00		10.99%	3/1/2027	$5,775.02	$35,775.02
2/14/2025	Gregory T. Delory	$200,000.00		9.75%	2/14/2028	$15,468.66	$215,468.66
12/1/2025	Gregory T. Delory	$25,404.00		0%	-	-	$25,404.00
		$288,280.53				$26,907.83	$315,188.36	0.142971	2,204,561

*	Original principal was $50,000 but has been partially paid down